GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2019

Disclaimer Some of the statements in this presentation constitute forward-looking statements, have filed or in the future may file with the Securities and Exchange Commission which relate to future events or our future performance or financial condition. The (“SEC”), including annual reports on Form 10-K, registration statements on Form forward-looking statements contained in this presentation involve risks and N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. uncertainties, including statements as to: our future operating results; our business This presentation contains statistics and other data that have been obtained from prospects and the prospects of our portfolio companies; the effect of investments or compiled from information made available by third-party service providers. We that we expect to make and the competition for those investments; our contractual have not independently verified such statistics or data. arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other In evaluating prior performance information in this presentation, you should affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our remember that past performance is not a guarantee, prediction, or projection of future success on the general economy and its effect on the industries in which we future results, and there can be no assurance that we will achieve similar results in invest; the ability of our portfolio companies to achieve their objectives; the use of the future. borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we 2

Summary of Quarterly Results

	Pre-Acquisition			Post-Acquisition[1]	
	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Net Investment Income Per Share					
Net investment income per share	$0.33	$0.33	$0.32	$0.37	$0.24
Amortization of purchase premium per share[2]	-	-	-	0.02	0.09
Accrual for (reversal of) capital gain incentive fee per share	(0.01)	(0.01)	0.00*	(0.06)	-
Adjusted net investment income per share[3] (A)	0.32	0.32	0.32	0.33	0.33
Net Realized/Unrealized Gain (Loss) Per Share					
Net realized/unrealized gain (loss) per share	(0.02)	(0.04)	0.00*	(1.39)	0.11
Unrealized loss resulting from the write down of the purchase premium per share	-	-	-	1.43	-
Reversal of unrealized loss resulting from the amortization of the purchase premium per share	-	-	-	(0.02)	(0.09)
Adjusted net realized/unrealized gain (loss) per share[3] (B)	(0.02)	(0.04)	0.00*	0.02	0.02
Earnings Per Share					
Earnings per share	0.31	0.29	0.32	(1.02)	0.35
Adjusted earnings per share[3] (A) + (B)	0.31	0.29	0.32	0.35	0.35
Net asset value per share	15.97	15.95	15.95	16.76	16.66
Distributions paid per share[2]	0.44	0.32	0.32	0.32	0.46

* Represents an amount less than $0.01 per share.
1. On September 16, 2019, Golub Capital BDC, Inc. ("we", "us", "our", the "Company" or "GBDC") completed the acquisition of Golub Capital Investment Corporation ("GCIC").
2. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.
3. Due to the purchase accounting for the GCIC acquisition, as a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company is providing additional non-GAAP measures. See the Endnotes in the Appendix on page 19 for further description on the non-GAAP financial measures and an illustration of the purchase accounting resulting from the GCIC acquisition on pages 20 and 21.
4. Includes a special distribution of $0.12 per share in Q1 2019 and a special distribution of $0.13 per share in Q1 2020.

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Portfolio Highlights – New Originations

New Originations Data and Net Funds Growth

- New investment commitments totaled $271.1 million for the quarter ended December 31, 2019
- Total investments at fair value increased by approximately 3.6%, or $155.4 million, during the three months ended December 31, 2019.

	Pre-Acquisition			Post-Acquisition	
Select Portfolio Funds Roll Data (in millions)	**Q1 2019**	**Q2 2019**	**Q3 2019**	**Q4 2019**	**Q1 2020**
New Investment Commitments	$203.1	$116.1	$157.1	$130.4	$271.1
Exits and Sales of Investments	63.6	82.6	179.5	43.7	154.3
Net Funds Growth[1]	135.6	36.5	(32.2)	2,370.1	155.4
Asset Mix of New Investments					
Senior Secured	20%	8%	14%	10%	4%
One Stop	77%	90%	84%	87%	95%
Junior Debt[2]	0%	0%*	1%	0%	0%*
Equity and Other Investments	3%	2%	1%	3%	1%
Portfolio Rotation – Debt Investments					
Weighted average rate on new investments[3,4]	7.7%	8.7%	8.1%	7.4%	7.4%
Weighted average spread over LIBOR of new floating rate investments[3]	5.3%	6.0%	5.7%	5.5%	5.6%
Weighted average interest rate on investments that paid-off[5]	8.5%	8.7%	8.8%	7.8%	7.8%
Weighted average fees on new investments[2]	1.3%	1.2%	1.2%	1.5%	1.4%

* Represents an amount less than 1.0%.

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc. and also includes the assets acquired in the GCIC acquisition in Q4 2019.
2. Junior debt is comprised of subordinated debt and second lien loans.
3. Excludes investments acquired in the GCIC acquisition in Q4 2019.
4. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a London Interbank Offered Rate "LIBOR" or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate. Excludes exits on investments on non-accrual status.
5. Excludes exits on investments on non-accrual loans.

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Portfolio Highlights – Portfolio Diversity as of December 31, 2019 Pre-Acquisition Post-Acquisition Investment Portfolio Statistics Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Investments in Portfolio Companies at Fair Value (000s) $1,849,564 $1,883,271 $1,851,079 $4,169,287 $4,329,238 Investments in Senior Loan Funds1 at Fair Value (000s) 68,915 71,742 71,742 123,645 119,078 Total Fair Value of Investments (000s) $1,918,479 $1,955,013 $1,922,821 $4,292,932 $4,448,316 Number of Portfolio Company Investments2 212 211 225 241 250 Average Investment Size (000s)2 $8,724 $8,925 $8,227 $17,300 $17,317 Asset Mix of Investment Portfolio Senior Secured 13% 13% 14% 14% 12% One Stop 80% 80% 79% 81% 83% Junior Debt3 1% 1% 1% 0% * 0%* Equity 2% 2% 2% 2% 2% Investments in SLFs 4% 4% 4% 3% 3% * Represents an amount less than 1.0%. 1. Includes investments in Senior Loan Fund LLC (“GBDC SLF”) and GCIC Senior Loan Fund LLC (“GCIC SLF” and together with GBDC SLF, the “SLFs”). 2. Excludes investments in the SLFs. 3. Junior debt is comprised of subordinated debt and second lien loans. 5

Portfolio Highlights – Portfolio Diversity as of December 31, 2019 Investment Portfolio $4,329mm1 // 250 Investments1 – Average Size $17.3mm Portfolio Composition by Seniority Diversification by Obligor SLFs 3% Top 10 2% 3% Investments 18% 12% First Lien Traditional Senior First Lien 95% One Stop Top 25 First Lien Avg Size Investments Equity 35% 0.4% Inv. in SLFs Remaining 225 Investments 83% 62% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Diversified/Conglomerate Services 36% Healthcare, Education and Childcare 17% Retail Stores 6% Beverage, Food and Tobacco 6% Electronics 5% Personal, Food and Miscellaneous Services 5% Floating, 100% Fixed, 0%* Leisure, Amusement, Motion Pictures 4% Buildings and Real Estate 3% Diversified/Conglomerate Manufacturing 3% Senior Loan Funds 3% Aerospace and Defense 2% Insurance 2% 4 Other 8% * Represents an amount less than 0.5%. 1. Excludes the SLFs. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on Moody’s industry code. 4. Industries with less than 2% exposure. 6

Portfolio Highlights – Economic Analysis

Economic Analysis



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
8.8%
9.1%
9.3%
9.1%
9.2%
9.2%
8.8%
8.4%
8.2%
8.5%
8.8%
8.6%
8.8%
8.6%
8.4%
8.0%
5.0%
5.0%
5.0%
4.8%
5.0%
5.0%
4.8%
4.4%
3.9%
4.1%
4.3%
4.3%
4.2%
4.2%
4.0%
4.0%
2.3%
2.3%
2.4%
2.8%
2.6%
2.3%
2.1%
1.9%
Investment income yield[1]
Weighted average cost of debt[4]
Income yield[2]
3-Month London Interbank Offered Rate ("LIBOR")
Weighted average net investment spread[3]

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnote on page 19.
2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnote on page 19.
3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality

Credit Quality – Investment Portfolio

- Fundamental credit quality remained strong with over 90% of the investments in our portfolio continuing to have an Internal Performance Rating[1] of 4 or higher as of December 31, 2019.
- During the quarter ended December 31, 2019, the number of non-accrual investments increased from five to seven investments. Non-accrual investments at December 31, 2019 as a percentage of total investments at cost and fair value were 1.6% and 1.3%, respectively.

	Pre-Acquisition			Post-Acquisition	
Non-Accrual – Debt Investments	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020
Non-accrual investments at amortized cost (000s)	$11,905	$8,484	$11,780	$19,273	$68,627
Non-accrual investments / total debt investments at amortized cost	0.7%	0.5%	0.7%	0.5%	1.6%
Non-accrual investments at fair value (000s)	$4,588	$3,410	$7,094	$13,663	$53,127
Non-accrual investments / total debt investments at fair value	0.3%	0.2%	0.4%	0.3%	1.3%
Fair value of total debt investments as a percentage of principal (loans)	99.0%	98.9%	98.7%	98.7%	98.8%

1. Please see Internal Performance Ratings definitions on the following page.

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Portfolio Highlights – Portfolio Ratings Internal Performance Ratings (% of Portfolio at Fair Value) At Fiscal Year End At Quarter End Rating 2014 2015 2016 2017 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 5 9.7% 8.8% 5.7% 5.5% 6.4% 5.6% 6.0% 3.7% 2.7% 4.0% 4 84.9% 84.9% 83.1% 81.8% 81.6% 84.0% 84.1% 86.0% 88.2% 86.8% 3 5.1% 5.7% 10.6% 12.6% 11.0% 9.3% 9.0% 9.3% 7.9% 7.2% 2 0.3% 0.6% 0.6% 0.0%* 1.0% 1.1% 0.9% 1.0% 1.2% 2.0% 1 0.0%* 0.0%* 0.0%* 0.1% 0.0%* 0.0%* 0.0%* 0.0%* 0.0%* 0.0%* Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Internal Performance Rating Definitions Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * Represents an amount less than 0.1%. 9

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	As of				
	Pre-Acquisition			Post-Acquisition	
	December 31, 2018 (unaudited)	March 31, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2019 (audited)	December 31, 2019 (unaudited)
Assets					
Investments, at fair value	$1,918,479	$1,955,013	$1,922,821	$4,292,932	$4,448,316
Cash, cash equivalents and foreign currencies	13,002	5,842	8,282	6,517	19,426
Restricted cash, cash equivalents and foreign currencies	40,703	70,308	102,372	77,691	113,797
Other assets	7,623	8,445	8,175	17,723	15,930
Total Assets	$1,979,807	$2,039,608	$2,041,650	$4,394,863	$4,597,469
Liabilities					
Debt	$971,814	$1,051,173	$1,047,136	$2,124,392	$2,264,823
Unamortized debt issuance costs	(3,796)	(4,938)	(4,780)	(4,939)	(5,430)
Other short-term borrowings	21,687	-	3,501	-	65,833
Interest payable	7,128	9,851	9,480	13,380	17,324
Management and incentive fee payable	15,494	15,017	14,563	12,884	20,896
Other liabilities	2,526	2,270	3,530	26,292	4,941
Total Liabilities	1,014,853	1,073,373	1,073,430	2,172,009	2,368,387
Total Net Assets	964,954	966,235	968,220	2,222,854	2,229,082
Total Liabilities and Net Assets	$1,979,807	$2,039,608	$2,041,650	$4,394,863	$4,597,469
Net Asset Value per Share	$15.97	$15.95	$15.95	$16.76	$16.66
GAAP leverage	1.04x	1.10x	1.09x	0.96x	1.06x
Regulatory leverage[1]	0.75x	0.80x	0.78x	0.83x	0.92x
Asset coverage[1,2]	234.0%	225.0%	227.8%	220.2%	208.7%
Number of shares of common stock outstanding	60,422,239	60,587,403	60,715,908	132,658,200	133,805,764

1. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of its small business investment company ("SBIC") subsidiaries from its asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of the Company's SBICs.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the three months ended				
		Pre-Acquisition		Post Acquisition	
	December 31, 2018 (unaudited)	March 31, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2019 (unaudited)	December 31, 2019 (unaudited)
Investment Income					
Interest income	$38,850	$41,661	$41,522	$48,788	$88,290
GCIC acquisition purchase premium amortization	-	-	-	(1,381)	(11,837)
Dividend and fee income	561	144	583	1,570	2,154
Total Investment Income	39,411	41,805	42,105	48,977	78,607
Expenses					
Interest and other debt financing expenses	9,784	10,636	10,849	12,262	22,278
Base management fee	6,439	6,594	6,675	8,164	15,206
Incentive fee – net investment income	2,461	3,735	3,500	4,786	5,904
Incentive fee – capital gains	(478)	(669)	29	(4,462)	-
Other operating expenses	1,388	1,453	1,646	1,434	2,488
Total Expenses	19,594	21,749	22,699	22,184	45,876
Net Investment Income	19,817	20,056	19,406	26,793	32,731
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	(1,978)	(1,861)	(700)	97	2,501
Net unrealized appreciation (depreciation) on investments and foreign currency translation	600	(407)	494	1,793	(61)
Net unrealized appreciation (depreciation) from the GCIC acquisition purchase premium write-down[1]	-	-	-	(102,689)	11,877
Net gain (loss) on investments and foreign currency	(1,378)	(2,268)	(206)	(100,799)	14,317
Net Increase (Decrease) in Net Assets Resulting from Operations	$18,439	$17,788	$19,200	($74,006)	$47,048
Per Share					
Net Investment Income Per Share	$0.33	$0.33	$0.32	$0.37	$0.24
Adjusted Net Investment Income Per Share[2]	$0.32	$0.32	$0.32	$0.33	$0.33
Earnings Per Share	$0.31	$0.29	$0.32	($1.02)	$0.35
Adjusted Earnings Per Share[2]	$0.31	$0.29	$0.32	$0.35	$0.35
Distributions Paid[3]	$0.44	$0.32	$0.32	$0.32	$0.46
Weighted average shares of common stock outstanding	60,176,619	60,429,580	60,591,639	72,426,221	132,683,147

1. Three months ended September 30, 2019 includes $104,070 from the one-time unrealized loss on the purchase premium write-down, partially offset by a $1,381 reversal of the unrealized loss resulting from the amortization of the purchase premium.
2. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes in the Appendix on page 19 for further details on non-GAAP financial measures.
3. Includes a special distribution of $0.12 and $0.13 per share for the three months ended December 31, 2018 and 2019, respectively.

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Financial Performance Highlights NAV Per Common Share $17.50 $17.21 $17.24 $17.00 $16.43 $16.76 $16.50 $16.33 $16.66 $15.96 $16.00 $15.80 $16.08 $16.10 $15.96 $15.55 $15.80 $15.50 $15.21 $15.55 $15.21 $15.00 $14.71 $14.63 $14.56 $14.60 $14.71 $14.50 $14.63 $14.56 $14.60 $14.00 IPO Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q1 (4/15/10) 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Net Asset Value Per Common Share Net Asset Value Per Common Share If No Special Distributions Were Paid* * As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per share of common stock for each quarter excluding the impact of special distributions that were paid and shows the pro forma change to the Company’s NAV per share after payment of regular distributions. 12

Financial Performance Highlights (Continued)

Annualized Return on Average Equity and Quarterly Distributions (Last 5 Years)



10%
8%
6%
4%
2%
0%
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
9.8%
9.2%
9.5%
10.1%
7.0%
9.0%
7.5%
8.6%
9.6%
8.8%
9.3%
8.8%
9.7%
9.0%
6.5%
7.5%
7.5%
7.9%
8.6%
8.4%
Average = 8.6%
$0.57
$0.25
$0.40
$0.08
$0.44
$0.12
$0.46
$0.13
$0.32
$0.33
Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20
Regular Distribution
Special Distribution
Annualized Return on Average Equity*

* The annualized return on average equity for the periods ended through Q3 2019 are calculated as (a) the net increase in net assets resulting from operations (i.e. net income) for the period presented divided by (b) the daily average of total net assets, then (c) compounded over one year. The annualized return on average equity for Q4 2019 and Q1 2020 is calculated as (a) adjusted net income, as defined in the Endnotes of the Appendix on slide 19, divided by (b) the daily average of total net assets, then (c) compounded over one year. Adjusted net income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described in the Endnotes on slide 19. These returns do not represent an actual return to any investor in the Company.

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Portfolio Highlights – Investments in Senior Loan Funds

- The annualized quarterly returns for GBDC SLF and GCIC SLF were 2.4% and 10.1%, respectively, for the quarter ended December 31, 2019. Total investments at fair value for GBDC SLF and GCIC SLF as of December 31, 2019 were $116.3 million and $94.7 million respectively, a decrease of 23.6%, or $36.0 million, and 15.1%, or $16.8 million, from September 30, 2019, respectively.
- On January 1, 2020, we purchased the remaining 12.5% of the LLC equity interests in the SLFs from our minority interest partners at a price equal to the net asset value of such interests. As a result, the assets and liabilities of the SLFs will be consolidated into GBDC's financial statements as wholly-owned subsidiaries for periods ending on or after January 1, 2020.

(Dollar amounts in 000s)

	As of December 31, 2019		
Balance Sheet	**GBDC SLF** (unaudited)	**GCIC SLF** (unaudited)	**Total** (unaudited)
Total investments, at fair value	$ 116,309	$ 94,759	$ 211,068
Cash and other assets	16,889	5,545	22,434
Total assets	$ 133,198	$ 100,304	$ 233,502
Senior credit facility	$ 52,252	$ 44,416	$ 96,668
Other liabilities	416	329	745
Total liabilities	52,668	44,745	97,413
Members' equity	80,530	55,559	136,089
Total liabilities and members' equity	$ 133,198	$ 100,304	$ 233,502
Senior leverage	0.65x	0.80x	0.71x

(Dollar amounts in 000s)

	For the three months ended December 31, 2019	
Return on Investments in SLFs	**GBDC SLF**	**GCIC SLF**
Total income (loss)	$ 452	$ 1,260
Annualized total return[1]	2.4%	10.1%

1. The Company's annualized total return on investments in GBDC SLF is calculated by dividing total income (loss) earned on the Company's investments in GBDC SLF by the daily average of its investments in the net asset value of the GBDC SLF LLC equity interests. The Company's annualized return on investments in GCIC SLF is calculated by dividing total income (loss) earned on the Company's investments in GCIC SLF by the daily average of its investments in the net asset value of the GCIC SLF LLC equity interests. Annualized total returns exclude the impact of management fees and incentive fees that may be charged by GC Advisors based on the Company's investments in GBDC SLF and GCIC SLF and the income from such investments.

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Liquidity and Investment Capacity Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $19.4 million as of December 31, 2019. − Restricted cash, cash equivalents and foreign currencies totaled $113.8 million as of December 31, 2019. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities - Availability − Revolving Credit Facilities – On October 11, 2019, we amended our revolving credit facility with Morgan Stanley to, among other things, temporarily increase the borrowing capacity from $300.0 million to $500.0 million. The other material terms of the credit facility remain unchanged. As of December 31, 2019, subject to leverage and borrowing base restrictions, we had approximately $159.4 million of remaining commitments and $26.5 million of availability, in the aggregate, on our revolving credit facilities with Deutsche Bank, Morgan Stanley and Wells Fargo. − SBIC Debentures – As of December 31, 2019, through our SBIC licensees, we had $45.0 million of unfunded debenture commitments available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver – On October 28, 2019, we amended GBDC’s unsecured line of credit with GC Advisors to increase the borrowing capacity to $100.0 million 1. As of December 31, 2019, we had $100.0 million of remaining commitments and availability on our unsecured line of credit with GC Advisors. 1. In connection with the amendment to GBDC’s GC Advisors Revolver, we terminated the $40 million unsecured line of credit with GC Advisors that GBDC assumed as successor through its acquisition of GCIC. 15

Debt Capital Structure*

Key Funding Vehicles

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2014 Debt Securitization	$ 119,788	$ 119,788	$ -	April 28, 2018	April 25, 2026	3 Month LIBOR + 1.08%
2018 Debt Securitization	408,200	408,200	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.64%
GCIC 2018 Debt Securitization	546,500	546,500	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.51%
Bank Facilities:						
Deutsche Bank Credit Facility	250,000	231,496	18,504	December 31, 2021	December 31, 2024	3 Month LIBOR + 1.90%
Morgan Stanley Credit Facility[2]	500,000	385,199	114,801	February 1, 2021	February 1, 2024	1 Month LIBOR + 2.05%
Wells Fargo Credit Facility	300,000	273,995	26,005	March 20, 2021	March 21, 2024	1 Month LIBOR + 2.00%
GC Advisors Revolver	100,000	-	100,000	N/A	June 21, 2022	Applicable Federal Rate
SBA Debentures:						
GC SBIC IV, L.P.	90,000	90,000	-	N/A	10-year maturity after drawn	3.2%
GC SBIC V, L.P.	165,000	165,000	-	N/A	10-year maturity after drawn	3.3%
GC SBIC VI, L.P.	95,000	50,000	45,000	N/A	10-year maturity after drawn	3.0%

Debt Mix by Remaining Legal Tenor – Par Outstanding


1–3 years
3%
3–5 years
42%
5+ years
55%

Debt Mix By Vehicle Type – Par Outstanding


SBA Debentures
13%
Securitizations
48%
Bank Facilities
39%

* Information is presented as of December 31, 2019.

1. Interest rate for securitizations represents the weighted average spread over 3 month LIBOR for the various tranches of issued notes, excluding tranches retained by the Company. The weighted average interest rate for the GCIC Debt Securitization excludes a $38.5 million note that has a fixed interest rate of 4.67%. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement. For SBA debentures, interest rates are fixed at various pooling dates and the interest rate presented represents the weighted average rate on all outstanding debentures for each licensee as of December 31, 2019.
2. The commitment increase in the Morgan Stanley Credit Facility from $300MM to $500MM expires in March 2020. Refer to 'Liquidity and Investment Capacity' on slide 15 for additional details.

GOLUB CAPITAL

16

Common Stock and Distribution Information Common Stock Data1 Fiscal Year Ended September 30, 2019 High Low End of Period First Quarter $19.01 $16.38 $16.49 Second Quarter $18.65 $16.62 $17.88 Third Quarter $18.43 $17.34 $17.80 Fourth Quarter $18.97 $17.72 $18.84 Fiscal Year Ended September 30, 2020 High Low End of Period First Quarter $18.56 $17.70 $18.45 Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) May 4, 2018 June 8, 2018 June 28, 2018 $0.32 Quarterly $19,158 August 7, 2018 September 7, 2018 September 28, 2018 $0.32 Quarterly $19,201 November 27, 2018 December 12, 2018 December 28, 2018 $0.32 Quarterly $19,253 November 27, 2018 December 12, 2018 December 28, 2018 $0.12 Special $7,220 February 5, 2019 March 7, 2019 March 28, 2019 $0.32 Quarterly $19,335 May 7, 2019 June 7, 2019 June 28, 2019 $0.32 Quarterly $19,388 August 6, 2019 August 19, 2019 September 27, 2019 $0.32 Quarterly $19,429 November 22, 2019 December 12, 2019 December 30, 2019 $0.33 Quarterly $43,777 November 22, 2019 December 12, 2019 December 30, 2019 $0.13 Special $17,246 February 4, 2020 March 6, 2020 March 27, 2020 $0.33 Quarterly $44,1562 1. Based on closing stock price on the Nasdaq Global Market Select 2. Estimated based on 133,805,764 of shares outstanding as of December 31, 2019. 17

Appendix: Endnotes and Illustration of the Purchase Accounting for the GCIC Acquisition A

Endnotes – Non-GAAP Financial Measures 1. On September 16, 2019, the Company completed its acquisition of GCIC. The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC assets acquired by GBDC pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided the following non-GAAP financial measures: . “Adjusted net investment income” and “adjusted net investment income per share” - excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from net investment income calculated in accordance with GAAP. . “Adjusted net realized and unrealized gain/(loss)” and “adjusted net realized and unrealized gain/(loss) per share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP. . “Adjusted net income” and “adjusted earnings per share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/loss and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective September 16, 2019, or its prior investment advisory agreement with GC Advisors, (each an, “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of each of December 31, 2019 and September 30, 2019, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $0, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of December 31, 2019. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018 , respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide 3 for a reconciliation to the nearest GAAP measures. 19

Accounting Treatment of the Purchase Premium Recognize One- Acquisition of Determine GBDC’s Time Write-Down GCIC Assets at a Cost Basis in of Purchase Premium Acquired Assets Premium Write Down to Fair Value One-Time Purchase Unrealized Loss Premium on Purchase Premium GBDC Cost Basis = Purchase Premium Fair Value of Fair Value of + Former GCIC Former GCIC Assets Fair Value of Assets Former GCIC Assets 20

Illustrative Income Statement Impact and Supplemental Non- GAAP Financial Measures As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following non- GAAP financial measures: A B Expected to be equal and offsetting amounts A Purchase Premium Amortization B Reversal of Purchase Premium Write Down Net Adjusted Net Net Realized/ Adjusted Net GAAP Adjusted Investment Investment Unrealized Gain Realized/Unrealized Net Net Income Income (Loss) Gain (Loss) Income Income Adjusted Net Investment Income Adjusted Net Realized and Unrealized Gain/(Loss) Adjusted Net Income Will exclude the amortization of the purchase Will exclude the unrealized loss resulting from the Will calculate net income and earnings per premium and the accrual for the capital gain purchase premium write-down and the share based on Adjusted Net Investment incentive fee required under GAAP (including corresponding reversal of the unrealized loss from Income and Adjusted Net Realized and the portion of such accrual that is not payable the amortization of the premium from the Unrealized Gain/(Loss). under GBDC’s investment advisory agreement) determination of realized and unrealized from net investment income calculated in gain/(loss) in accordance with GAAP. accordance with GAAP. After the one-time unrealized loss on the purchase premium write-down, Adjusted Net Income is expected to equal GAAP Net Income as purchase premium amortization is anticipated to offset a corresponding reversal of the unrealized loss on the GCIC loans acquired Note: The Company believes that excluding the financial impact of the purchase premium write down in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the merger with GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable 21 under the terms of the Company’s investment advisory agreement with GC Advisors. Refer to page 8 for a reconciliation to the nearest GAAP measure. See Endnotes on page 19 for additional details on these non-GAAP financial measures.